                                                                       EXHIBIT 8


          (McDONNELL DYER, a professional limited company, LETTERHEAD)



                               October 31, 1994


Board of Directors
Union Planters Corporation
Attn:  Mr. Jackson W. Moore, President
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

Board of Directors
Grenada Sunburst System Corporation
Attn:  Mr. James T. Boone, Chairman
2000 Gateway
Grenada, Mississippi  38901

Re: Agreement and Plan of Reorganization dated July 1, 1994, by and between UNION PLANTERS CORPORATION ("UPC"); GSSC ACQUISITION COMPANY, INC. ("Interim"); GRENADA SUNBURST SYSTEM CORPORATION ("GSSC"); SUNBURST BANK, MISSISSIPPI; and SUNBURST BANK, LOUISIANA, including the exhibit and schedules attached thereto (the "Plan").


Gentlemen:

       You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Interim, a recently formed, wholly owned subsidiary of UPC, with and into GSSC, the latter to survive the Merger, followed immediately by the liquidation and dissolution of GSSC.

       In connection with the preparation of our opinion, we have examined and have relied upon the following:

       (i) The Agreement and Plan of Reorganization between UPC, Interim, GSSC, Sunburst Bank, Mississippi; and Sunburst Bank,
                 Louisiana dated July 1, 1994, including the exhibit and schedules thereto (the "Plan");

       (ii) UPC's Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on or about October 31, 1994;

The Board of Directors of Union Planters Corporation
The Board of Directors of Grenada Sunburst System Corporation
October 31, 1994
Page 2


       (iii) The representations and undertakings of UPC substantially in the form of Exhibit A hereto; and

       (iv) The representations and undertakings of GSSC, substantially in the form of Exhibit B hereto.


       Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below should be or become incorrect, any or all of the opinions expressed herein may be inapplicable.


                                   OPINIONS

       Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger will be consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

       1. The Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and GSSC and UPC each will constitute a "party to a reorganization" within the meaning of Code Section 368(b). The transitory existence and participation of Interim will be disregarded for federal income tax purposes (See Rev. Rul. 67-274, 1967-2 C. B. 141, Rev. Rul. 67-448, 1967-2
C.B. 144, and Rev. Rul. 78-130, 1978-1 C.B. 114). The acquisition by UPC of substantially all of the assets of GSSC in exchange for UPC voting common stock having a par value of $5.00 per share (the "UPC Common Stock") and the assumption by UPC of the liabilities of GSSC incidental to its liquidation will constitute a reorganization within the meaning of section 368(a)(1)(C) and 368(a)(2)(G) of the Code.

       2. Each stockholder of GSSC who exchanges in the Merger his, her or its shares of GSSC common stock having a par value of $1.00 per share (the "GSSC Common Stock") solely for shares of UPC Common Stock:

                 a. will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below [Code Section 354(a)(1)];

The Board of Directors of Union Planters Corporation
The Board of Directors of Grenada Sunburst System Corporation
October 31, 1994
Page 3



                 b. will have an aggregate adjusted basis for the shares of UPC Common Stock received (including any fractional share of UPC Common Stock deemed to have been received, as described in Paragraph 3, below) equal to the aggregate basis of the shares of GSSC Common Stock surrendered [Code section 358(a)(1)]; and

                 c. will have a holding period for the shares of UPC Common Stock received (including any fractional share of UPC Common Stock deemed to have been received, as described in paragraph 3, below) which includes the period during which the shares of GSSC Common Stock surrendered were held, provided that the shares of GSSC Common Stock surrendered were capital assets in the hands of such holder
                          [Code Section 1223(1)].

       3. Each stockholder of GSSC who receives cash in lieu of a fractional share of UPC Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by UPC. Provided that if the shares of GSSC Common Stock surrendered were capital assets in the hands of such holder, the receipt of cash should cause the recipient to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the share of UPC Common Stock allocable to the fractional share of interest [Code Section
Section  1001 and 1222; Rev. Rul. 66-365, 1966-2, C.B. 116; Rev. Proc. 77-41,
1977-2 C.B. 574].

                                * * * * * * * *
       We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by the above opinions, including without limitation, (i) the tax consequences, if any, to those stockholders of GSSC who acquired shares of GSSC Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinions are based upon the Code, Income Tax Regulations, administrative interpretations and judicial precedents in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there should be any change in the applicable law or regulations, or if there should be any new administrative or judicial interpretation of the applicable law or regulations, any or all of the opinions expressed herein may become inapplicable.

       The foregoing opinions reflect our legal judgment solely on the issues presented and discussed herein. These opinions have no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service will agree with the

The Board of Directors of Union Planters Corporation
The Board of Directors of Grenada Sunburst System Corporation
October 31, 1994
Page 4


opinions expressed herein, nor can we assure you that any court of competent jurisdiction will agree with such opinions.

       This opinion is addressed to, and is for the benefit of UPC and GSSC. Except as hereinafter provided, no other person or persons shall be furnished a copy of this opinion or shall be entitled to rely on the contents hereof without our express written consent. We do hereby consent to the filing of this letter as an exhibit to UPC's Registration Statement on Form S-4 filed on or about October 31, 1994, in connection with the proposed Merger and to all references made to us and to this letter in such Registration Statement, including those references made to us and this opinion in the Joint proxy Statement/Prospectus under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."



                                                  Very truly yours,

                                                  McDONNELL DYER,
                                                  a professional limited company


                                                  /s/ McDonnell Dyer
                                                  ------------------

                                                                       EXHIBIT A


                                  CERTIFICATE

       The undersigned, John W. Parker, Chief Financial Officer of UNION PLANTERS CORPORATION, a Tennessee corporation ("UPC"), HEREBY CERTIFIES that:
(a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and between UPC; GSSC ACQUISITION COMPANY, INC.; GRENADA SUNBURST SYSTEM CORPORATION, a Delaware Corporation ("GSSC"); SUNBURST BANK, MISSISSIPPI; and SUNBURST BANK, LOUISIANA, dated July 1, 1994, and (b) I am aware that (i) this Certificate will be relied on by McDonnell Dyer, a professional limited company, counsel for UPC in rendering its opinion to UPC and GSSC that the merger of GSSC ACQUISITION COMPANY, INC. a recently formed, wholly owned subsidiary of UPC ("Interim") with and into GSSC (the "Merger") will constitute a "reorganization" within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertakings recited herein will survive the merger.

       The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF UPC, that:

       (1) Before the Effective Time of the Merger, UPC will own all of the issued and outstanding stock of Interim.

       (2) Before the Effective Time of the Merger, Interim will have no assets or liabilities other than assets, if any, received from UPC in connection with the Merger or received from UPC to satisfy Interim's capitalization requirements.

       (3)       Neither UPC nor Interim is an investment company as defined in section 368(1)(2)(F)(iii) and (iv) of the Code, and GSSC is not under the jurisdiction of a court in a "Title 11 or similar case" (as the quoted phrase is defined in Code section 368(a)(3)(A)).

       (4) Neither UPC nor any other member of UPC's "affiliated group" (as the quoted term is defined in Code section 1504) (the "UPC Affiliated Group") has owned, directly or indirectly, any stock of GSSC within the last five years.

       (5) No indebtedness between GSSC or any other member of GSSC's "affiliated group" (as the quoted term is defined in Code section 1504) (the "GSSC Affiliated Group"), on the one hand, and UPC or any other member of the UPC Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B) between GSSC, on the one hand, and UPC or Interim, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

       (6) The fair market value of the UPC common stock, par value $5.00 per share (the "UPC Common Stock"), to be received by each GSSC stockholder in the Merger (including cash to be received in lieu of his, her or its fractional share of UPC Common Stock, if any) will be approximately equal to the fair market value of the GSSC common stock, par value $1.00 per share (the "GSSC Common Stock"), surrendered in the Merger by each such GSSC stockholder.

       (7) Except as otherwise set forth by the undersigned on an attachment hereto, UPC is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of GSSC Common Stock to sell, exchange or otherwise dispose of any of the UPC Common Stock to be received in the Merger, with the exception of fractional shares of UPC Common Stock to be exchanged for cash pursuant to the Merger.

       (8) The payment of cash in lieu of fractional shares of UPC Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to UPC of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the GSSC stockholders in lieu of fractional shares of UPC Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the GSSC stockholders in exchange for their shares of GSSC Common Stock. The fractional share interests of each GSSC stockholder will be aggregated, and no GSSC stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of UPC Common Stock.

       (9) UPC, Interim, GSSC, and the stockholders of GSSC will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that UPC may pay and assume those types of expense of GSSC that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       (10) Except with regard to UPC Common Stock and cash in lieu of fractional shares of UPC Common Stock, neither UPC nor any other member of the UPC Affiliated Group will pay (or lend) any amount or incur any liability to, or for the benefit of any stockholder of GSSC in connection with the Merger, and no liability to which GSSC Common Stock is subject will be extinguished as a result of the Merger or assumed by UPC or any other member of the UPC Affiliated Group. Prior to the Effective Time of the Merger, neither UPC nor any other member of the UPC Affiliated Group will pay (or lend) any amount or incur any liability to or for the benefit of GSSC, except with regard to those expenses payable or assumable by UPC in accordance with representation 9 above.

                 (a) For purposes of this representation, any payment by GSSC to, or for the benefit of its stockholders (including without limitation, dividends, distributions, redemptions, and payments to dissenters) with cash or other property furnished, directly or indirectly, by UPC or any other member of the UPC Affiliated Group will be treated as a payment by UPC to or for the benefit of a stockholder of GSSC.
                 (b)  For purposes of this representation, the term
       "liability" shall include any contingent or other undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a GSSC stockholder or otherwise to cause the release of such guaranty).

       (11)      No payments will be made to dissenters.

       (12) Neither UPC nor any other member of the UPC Affiliated Group has any plan or intention to redeem or otherwise reacquire any of the UPC Common Stock issued to the stockholders of GSSC in the Merger.

       (13) After the Effective Time of the Merger, UPC will remain the sole stockholder of GSSC. As a part of the plan of acquisition of GSSC and within three months after the Effective Date of the Merger, GSSC will either
(i) distribute all of its properties and liabilities to UPC and at that time be dissolved, or (ii) be merged with and into UPC.

       (14) With the exception of the proposed liquidation and dissolution of GSSC described in representation 13 above, transfers to controlled corporations (as described in section 368(a)(2)(C) of the Code) and dispositions made in the ordinary course of business or dispositions approved by counsel for UPC, neither UPC nor any other member of the UPC Affiliate Group has any plan or intention to cause, suffer, or permit GSSC to sell or otherwise dispose (whether by divided distribution or otherwise) of (i) any assets of GSSC (including any assets of Interim acquired by GSSC as a result of the Merger), or (ii) any assets of any other member of the GSSC Affiliated Group.

       (15) After the Effective Time of the Merger, UPC or GSSC will continue the historic businesses of GSSC and the other members of the GSSC Affiliated Group, or will use a significant portion of the historic business assets of the GSSC Affiliated Group in a business (no stock of any member of the GSSC Affiliated Group shall be treated as a business asset for purposes of this representation).

       (16) None of the compensation to be paid or accrued after the Merger to, or for the benefit of any stockholder-employee of GSSC will be separate consideration for, or allocable to, any of their shares of GSSC Common Stock; none of the shares of UPC Common Stock received in the Merger by any GSSC stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any GSSC stockholder- employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

       (17) After the Effective Time of the Merger, GSSC will hold assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by GSSC immediately prior to the Merger. For purposes of this representation, GSSC assets used to pay stockholders who receive cash, and GSSC assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of GSSC held immediately prior to the Merger. For purposes of this representation, any asset of GSSC or any other member of the GSSC Affiliated Group that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of GSSC held immediately prior to the Merger.

       The undersigned HEREBY AGREES to immediately communicate in writing to McDonnell Dyer, a professional limited company at 6075 Poplar Avenue, Suite 650, Memphis, Tennessee 38119, to the attention of Marion S. Boyd, Jr. any information that could indicate that: (i) any of the foregoing representations were inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if they were to be made immediately before the Effective Time of the Merger.

       IN WITNESS WHEREOF, I have hereunto signed my name and, being thereunto duly authorized, I have signed the name of UPC hereto by myself as its Chief Financial Officer and have affixed the seal of UPC this ______ day of ______________, 199__.

                                             UNION PLANTERS CORPORATION


                                             By:  ___________________________
                                             Its:     Chief Financial Officer

                                                                       EXHIBIT B

                                  CERTIFICATE


       The undersigned, D. L. Holland, Chief Financial Officer of GRENADA SUNBURST SYSTEM CORPORATION, a Delaware corporation ("GSSC"), HEREBY CERTIFIES that: (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and between UPC; GSSC ACQUISITION COMPANY, INC.; GRENADA SUNBURST SYSTEM CORPORATION, a Delaware Corporation ("GSSC"); SUNBURST BANK, MISSISSIPPI; and SUNBURST BANK, LOUISIANA, dated July 1, 1994, and (b) I am aware that (i) this Certificate will be relied on by McDonnell Dyer, a professional limited company, counsel for UPC in rendering its opinion to UPC and GSSC that the merger of GSSC ACQUISITION COMPANY, INC. a recently formed, wholly owned subsidiary of UPC ("Interim") with and into GSSC (the "Merger") will constitute a "reorganization" within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertakings recited herein will survive the merger.

       The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF GSSC, that:

       (1) Neither UPC nor any other member of UPC's "affiliated group" (as the quoted term is defined in Code section 1504) (the "UPC Affiliated Group") has owned, directly or indirectly, any stock of GSSC within the last five years.

       (2) No indebtedness between GSSC or any other member of GSSC's "affiliated group" (as the quoted term is defined in Code section 1504) (the "GSSC Affiliated Group"), on the one hand, and UPC or any other member of the UPC Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between GSSC, on the one hand, and UPC or Interim, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

       (3) At the Effective Time of the Merger, the fair market value of the assets of GSSC will exceed the sum of the amount of liabilities of GSSC plus the amount of liabilities, if any, to which GSSC's assets are then subject.

       (4) At the Effective Time of the Merger and except with regard to Transaction Costs (as defined below), each liability of GSSC or each liability to which an asset of GSSC is subject will have been incurred by GSSC in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the Effective Time of the Merger, GSSC will not have paid (or loaned) any amount or incurred any liability, directly or indirectly, to or for the benefit of any GSSC stockholder to induce such stockholder's assistance or acquiescence in, or vote in favor of, the Merger (excluding Transaction Costs). For purposes of this representation, (a) the term "GSSC" shall be deemed also to refer to each other member of the GSSC Affiliated Group; (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a GSSC stockholder or otherwise to cause the release of such guaranty); and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any; (ii) for legal, accounting, and investment banking and/or advisor services rendered to GSSC, if any; and (iii) as compensation to any GSSC employee for services rendered in the ordinary course of his or her employment.

       (5) Before the Effective Time of the Merger, GSSC will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in GSSC that, if exercised or converted after the Merger, would affect UPC's acquisition or retention of control of GSSC (within the meaning of section 368(c) of the Code).

       (6) None of the compensation paid or accrued before the Effective Time of the Merger to or for the benefit of any GSSC stockholder-employee will be separate consideration for, or allocable to, any of their shares of GSSC Common Stock; none of the shares of UPC Common Stock received in the Merger by any GSSC stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Effective Time of the Merger to or for the benefit of any GSSC stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

       (7) The fair market value of the UPC common stock, par value $5.00 per share ("UPC Common Stock"), to be received by each GSSC stockholder in the Merger (including cash to be received in lieu of such stockholder's fractional share of UPC Common Stock, if any) will be approximately equal to the fair market value of the GSSC common stock, par value $1.00 per share ("GSSC Common Stock"), surrendered in the Merger by each such stockholder.

       (8) There is no plan, intention or other arrangement ( including any option or pledge) on the part of the holders of 5% or more of the GSSC Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of GSSC Common Stock to sell, exchange or otherwise dispose of a number of shares of UPC Common Stock received




                                      2